YOUCHANGE, INC.

(A DEVELOPMENT STAGE COMPANY)

Unaudited Financial Statements

For the Three and Six Months Ended December 31, 2009 and 2008, and the
Period from August 22, 2008 (Inception) to December 31, 2009

YOUCHANGE, INC.

(A DEVELOPMENT STAGE COMPANY)

Unaudited Financial Statements

For the Three and Six Months Ended December 31, 2009 and 2008, and the
Period from August 22, 2008 (Inception) to December 31, 2009

TABLE OF CONTENTS

Page(s)
Balance Sheets as of December 31 (unaudited) and June 30, 2009	F-1

Statement of Operations (unaudited) for the three and six months ended December 31, 2009 and 2008 and the period from August 22, 2008 (inception) to December 31, 2009	F-2

Statement of Cash Flows (unaudited) for the six months ended December 31, 2009 and 2008 and the period from August 22, 2008 (inception) to December 31, 2009	F-3

Notes to Unaudited Financial Statements	F-4-7

YOUCHANGE, INC.
(A Development Stage Company)
Balance Sheets

	December 31, 2009	June 30, 2009

	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$43,669	$21,889
Shareholder receivable	-	1,000
Interest receivable	1,394	-
Note receivable - related party	50,000	-
Total current assets	95,063	22,889

Other assets - related party	50,000	-

Total assets	$145,063	$22,889

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accrued expense payable	12,500	-
Related party payables	87,299	88,992
Interest payable	3,193	-
Notes payable	225,000	-
Total current liabilities	327,992	88,992

Stockholders' Equity (Deficit)
Common stock, no par value; 10,000,000 shares authorized, 4,960,000 and 1,000,000 shares issued and outstanding at December 31 and June 30, 2009, respectively	4,960	1,000
Deficit accumulated during the development stage	(187,889)	(67,103)
Total stockholders' equity (deficit)	(182,929)	(66,103)

Total liabilities and stockholders' equity (deficit)	$145,063	$22,889

See accompanying notes to financial statements

YOUCHANGE, INC.
(A Development Stage Company)
Statement of Operations (unaudited)

					For the period from August 22, 2008 (inception) to December 31, 2009

	Three months ended December 31,		Six months ended December 31,
	2009	2008	2009	2008

Revenue	$-	$-	$-	$-	$-

Expenses
Professional fees	67,087	-	89,362	-	133,962
Commission expense	22,500	-	22,500	-	22,500
Rent expense	-	7,000	-	7,000	10,550
Other general and administrative	6,965	2,066	7,125	2,066	21,128
Total expenses	96,552	9,066	118,987	9,066	188,140
Net operating loss	(96,552)	(9,066)	(118,987)	(9,066)	(188,140)

Interest income	1,394	50	1,394	50	3,444
Interest expense	(3,193)	-	(3,193)	-	(3,193)
Net loss	$(98,351)	$(9,016)	$(120,786)	$(9,016)	$(187,889)

Basic and diluted loss per common share	$(0.02)	$(0.01)	$(0.03)	$(0.01)	$(0.10)

Weighted average shares outstanding	4,794,152	1,000,000	3,590,215	1,000,000	1,974,640

See accompanying notes to financial statements

YOUCHANGE, INC.
(A Development Stage Company)
Statements of Cash Flows (unaudited)

			For the period from August 22, 2008 (inception) to December 31, 2009

	Six months ended December 31,

	2009	2008
Cash flows from operating activities
Net loss	$(120,786)	$(9,016)	$(187,889)
Changes in operating assets and liabilities
Accrued interest income	(1,394)		(1,394)
Prepaid expenses	(50,000)		(50,000)
Accrued expenses	12,500		12,500
Accrued interest expense	3,193		3,193
Advances payable	-	9,380	-
Net cash used in operating activities	(156,487)	364	(223,590)

Cash flows from investing activities
Note receivable	(50,000)	-	(50,000)
Net cash used in investing activities	(50,000)	-	(50,000)

Cash flows from financing activities
Proceeds from payment of related party payables	(1,693)	-	87,299
Proceeds from issuance of debt	225,000		225,000
Proceeds from sale of stock	4,960	-	4,960
Net cash provided by financing activities	228,267	-	317,259

Net change in cash	21,780	364	43,669

Cash at beginning of period	21,889	-	-

Cash at end of period	$43,669	364	$43,669

Supplemental disclosure of non-cash investing and financing activities:
	$-	$-	$-

Supplemental Cash Flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to financial statements

YOUCHANGE, INC.
(A Development Stage Company)
Notes to the Unaudited Financial Statements

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of and for the periods ended December 31, 2009 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's June 30, 2009 audited financial statements.  The results of operations for the period ended December 31, 2009 are not necessarily indicative of the operating results for the full year ended June 30, 2010.

NOTE 2 – COMMON STOCK

The authorized common stock of the Company consists of 10,000,000 shares of common stock with no par value.  The Company issued 1,000,000 shares of its common stock to its CEO and founder at $.001 per share for a total of $1,000 which was evidenced by a shareholder receivable.  Further, during the period ended December 31, 2009 the Company issued 3,960,000 additional shares of its common stock for cash at $.001 per share for a total cash consideration of $4,960, including payment of the shareholder receivable for the original 1,000,000 shares issued.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management's plans to obtain such resources for the Company include (1) obtaining capital from significant stockholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

YOUCHANGE, INC.
(A Development Stage Company)
Notes to the Unaudited Financial Statements

NOTE 4 – RECENT ACCOUNTING PRONOUNCEMENTS

In June 2009, the FASB issued the FASB Codification. The Codification is the source of authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in conformity with U.S. generally accepted accounting principles. The Codification is effective for interim and annual periods ending after September 15, 2009. The Codification does not change U. S. generally accepted accounting principles and did not have a material impact on the Company’s financial statements.

The Company has determined that all other recently issued accounting standards will not have a material impact on its financial statements, or do not apply to its operations.

NOTE 5 – NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with FASB ASC 260. There are $225,000 of convertible notes which represent, based on the mandatory conversion feature, approximately 303,500 potentially dilutive securities outstanding as of December 31, 2009.

NOTE 6 – PROVISION FOR INCOME TAXES

At December 31, 2009, the Company had incurred a net operating loss during the development stage of approximately $187,900 which is available to offset future federal and state taxable income through December 31, 2029 and 2014, respectively. The Company has established a valuation allowance equal to the full amount of the deferred tax assets approximating $75,000 due to the uncertainty of the utilization of the operating losses in future periods.

The Company has no tax positions at December 31, 2009 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.  During the period from August 22, 2008 (inception) to December 31, 2009, the Company recognized no interest and penalties.  The Company had no accruals for tax related interest and penalties at December 31, 2009.

Reconciliation of the reported amount of income tax expense to the amount of income tax expense that would result from applying domestic federal and state statutory rates:

	December 31, 2009	Inception to date
Tax at federal statutory rate (34%)	$41,000	$64,000
Tax at State statutory rate (5.6%)	7,000	11,000
Increase in valuation allowance	(48,000)	(75,000)
Income tax expense	$-	$-

The tax year ended June 30, 2009 remains subject to examination.

YOUCHANGE, INC.
(A Development Stage Company)
Notes to the Unaudited Financial Statements

NOTE 7 – RELATED PARTY TRANSACTIONS

During the year ended June 30, 2009, the Company entered into an agreement with Bluestar Financial Group, Inc. (“BSFG”).  The payable is unsecured and noninterest bearing, and is due on demand. The payable is convertible to an equity interest in the entity at some future date at a conversion rate yet to be determined. As of December 31, 2009, the Company has not converted the payable to an equity interest.

On November 19, 2009, the Company entered into a agreement to lend $50,000 to Feature Marketing, Inc. (“FM”).  The note is secured by the assets of FM and bears interest at 24% per annum.  The term of the note is 6 months.  The owner of FM is a shareholder of the Company.  The Company also has executed a letter of intent to purchase FM for cash and stock.

During the period ended December 31, 2009, the Company entered into notes payable with 7 shareholders totaling $162,500 as part of an effort to raise $500,000 in a convertible debt offering.  The notes are convertible into shares of the Company’s common stock at a rate of 1.33 shares per dollar of debt and accrued interest, bear interest at the rate of 12% per annum, and mature in six months.

During the period ended December 31, 2009, the Company entered into an agreement to purchase a fully reporting public shell named Bluestar Financial Group, Inc. (“BSFG”) for $125,000 cash and 1,456,000 shares of BSFG common stock which would be delivered at a subsequent date.  A payment of $50,000 was paid in cash in December 2009.  The agreement stipulated that the remaining $75,000 would be formalized in a note which was entered into on January 1, 2010 (see Note 8-Subsequent Events).

The Company paid $73,000 to two officers of the Company as professional fees.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through May 7, 2010.  During that period, the Company finished raising $500,000 in a convertible debt offering.  The convertible notes bear an interest rate of 12% and mature 6 months from the date of issuance.  The notes contain a mandatory conversion feature whereby in the event of a reorganization, merger, or consolidation of the Company, the notes would convert to shares of the Company’s common stock at the rate of 1.33 shares per dollar of debt plus accrued interest.

On January 1, 2010, the Company entered into a $75,000 note with an unrelated party to purchase a fully-reporting public shell company.  The note bears interest at 9% which can be paid in cash or in shares of the Company’s common stock.  The note matures on June 30, 2010 and calls for two payments of $37,500 with accrued interest paid with the second and final installment.  The first payment, due on April 1, 2010, was paid as stipulated.

In January 2010, the Company issued 40,000 additional shares of its common stock for cash at $.001 per share for a total cash consideration of $40.  In addition, the Company issued 1,500,000 shares of its common stock to its CEO and sole director in exchange for certain trademarks and other intellectual property.  This transaction was valued independently at a value of $40,000 to $60,000.

YOUCHANGE, INC.
(A Development Stage Company)
Notes to the Unaudited Financial Statements

NOTE 8 – SUBSEQUENT EVENTS (Continued)

On March 15, 2010, BlueStar Financial Group, Inc. a Nevada corporation (“BSFG”) and its wholly owned subsidiary BlueStar Acquisition Corporation (“Merger Sub”) entered into an Agreement and Plan of Merger  (the “Merger Agreement”) with the Company.

The Merger Agreement and the acquisition agreed to therein, was closed on March 30, 2010.  At the closing, the Company merged into Merger Sub, with the Company as the surviving entity.  BSFG acquired all 7,183,196 of the issued and outstanding shares of the Company’s common stock in exchange for 21,549,588 shares of BSFG Common Stock.  The Company’s stockholders received 3 shares of BSFG commons stock for each share of YouChange common stock.  Additionally, 1,456,000 shares of BSFG common stock were issued to the sellers of BSFG.

These figures included 2,049,588 shares of BSFG Common Stock issued to the former note holders of YouChange whereby the $500,000 principal amount of secured convertible promissory notes plus accrued interest of $13,681was converted into 683,196 shares of YouChange common stock immediately prior to the Merger.